EXHIBIT 4.4

                                                                  EXECUTION COPY

================================================================================



                           PURCHASE AND SALE AGREEMENT



                   BEAR STEARNS ASSET BACKED SECURITIES, INC.



                                    DEPOSITOR



                                       and

                              IHE FUNDING CORP. II

                                   TRANSFEROR



                           DATED AS OF August 31, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I.            DEFINITIONS..........................................1

     Section 1.01     Definitions..........................................1

ARTICLE II.           PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS......3

     Section 2.01     Agreement to Purchase................................3
     Section 2.02     Purchase Price.......................................3
     Section 2.03     Conveyance of Mortgage Loans; Possession of Mortgage.3
     Section 2.04     Delivery of Mortgage Loan Documents..................4
     Section 2.05     Transfer of Mortgage Loans; Assignment of Agreement..4
     Section 2.06     Examination of Mortgage..............................4
     Section 2.07     Books and Records....................................4
     Section 2.08     Cost of Delivery and Recordation of Documents........4
     Section 2.09     Information in Prospectus Supplement.................4

ARTICLE III.          REPRESENTATIONS AND WARRANTIES.......................5

     Section 3.01     Representations and Warranties as to the Transferor..5
     Section 3.02     Representations and Warranties Relating to the
                      Mortgage Loans.......................................7
     Section 3.03     Representations and Warranties of the Depositor.....10
     Section 3.04     Repurchase Obligation for Defective
                      Documentation and for Breach of a Representation
                      or Warranty.........................................10

ARTICLE IV.           THE TRANSFEROR......................................12

     Section 4.01     Covenants of the Transferor.........................12
     Section 4.02     Merger or Consolidation.............................12
     Section 4.03     Indemnification.....................................13

article V.            CONDITIONS OF CLOSING...............................13

     Section 5.01     Conditions of Depositor's Obligations...............13
     Section 5.02     Conditions of Transferor's Obligations..............14
     Section 5.03     Termination of Depositor's Obligations..............14

article VI.           MISCELLANEOUS.......................................14

     Section 6.01     Notices.............................................14
     Section 6.02     Severability of Provisions..........................15
     Section 6.03     Agreement of Transferor.............................15
     Section 6.04     Survival............................................15
     Section 6.05     Effect of Headings and Table of Contents............15
     Section 6.06     Successors and Assigns..............................15
     Section 6.07     Confirmation of Intent; Grant of Security Interest..15
     Section 6.08     Costs...............................................16
     Section 6.09     Miscellaneous.......................................16
     Section 6.10     Amendments..........................................16
     Section 6.11     Third Party Beneficiaries...........................17
     Section 6.12     GOVERNING LAW.......................................17
     Section 6.13     Execution in Counterparts...........................17

          This Purchase and Sale Agreement, dated as of August 31, 2001, by and between IHE Funding Corp. II, a Delaware corporation, its successors and assigns (the "Transferor"), and Bear Stearns Asset Backed Securities, Inc. and its successors (the "Depositor").

                              W I T N E S S E T H:

          WHEREAS, Exhibit A attached hereto and made a part hereof as such Exhibit A may be amended from time to time to reflect additions and deletions lists certain mortgage loans secured by first or more junior mortgages on one-to four-family residential properties owned by the Transferor that the Transferor desires to sell to the Depositor and that the Depositor desires to purchase;

          WHEREAS, it is the intention of the Transferor and the Depositor that simultaneously with the Transferor's conveyance of the Mortgage Loans (as defined herein) to the Depositor on the Closing Date, (a) the Depositor shall deposit the Mortgage Loans in a Delaware business trust (the "Issuer" or the "Trust") pursuant to a Sale and Servicing Agreement to be dated as of August 31, 2001 (the "Sale and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, Transferor, as seller, Irwin Union Bank and Trust Company, as master servicer (in such capacity, the "Master Servicer"), the Issuer and Wells Fargo Bank, Minnesota, National Association, as indenture trustee (the "Indenture Trustee") and (b) the Issuer shall pledge the Mortgage Loans to the Indenture Trustee to secure repayments of Notes pursuant to an Indenture between the Trust and the Indenture Trustee dated as of August 31, 2001.

          WHEREAS, as a matter of convenience and in light of the ultimate transfer to the Indenture Trustee of the Mortgage Notes, Loan Agreements and the Mortgages securing the obligations of each Mortgagor under the related Mortgage Notes or Loan Agreements, as applicable, Irwin Union Bank and Trust Company, as seller under the Mortgage Loan Sale Agreement (as defined below) has caused the Mortgage Notes and Loan Agreements to be endorsed in a manner suitable for the delivery to the Indenture Trustee and has caused the assignment of the Mortgage Loans to be made directly to the Indenture Trustee, without providing or indicating on any endorsement of the Mortgage Notes and Loan Agreements or assignment of the Mortgage Loans to any respective interim endorsees or interim assignees;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          Section 1.01 Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

          "AGREEMENT" means this Purchase and Sale Agreement, as amended or supplemented in accordance with the provisions hereof.

          "CLOSING DATE" shall have the meaning ascribed thereto in Section 2.01(c) hereof.

          "CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE" means the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. The Cut-Off Date Aggregate Principal Balance of the initial Mortgage Loans is $448,861,417.43.

          "CUT-OFF DATE PRINCIPAL BALANCE" means as to each Mortgage Loan, its unpaid Principal Balance as of the Cut-Off Date.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "MASTER SERVICER" means Irwin Union Bank and Trust Company, in its capacity as servicer of the Mortgage Loans and as the Master Servicer under the Sale and Servicing Agreement, or any successor appointed pursuant to the Sale and Servicing Agreement.

          "MORTGAGE DOCUMENTS" shall have the meaning ascribed thereto in
Section 2.04 hereof.

          "MORTGAGE LOAN SALE AGREEMENT" means that certain Mortgage Loan Sale Agreement dated as of August 31, 2001 by and between Seller and Transferor.

          "SALE AND SERVICING AGREEMENT" shall have the meaning ascribed thereto in the recitals hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLER" means Irwin Union Bank and Trust Company, in its capacity as Seller of the Mortgage Loans under the Mortgage Loan Sale Agreement and any successor to Irwin Union Bank and Trust Company, whether through merger, consolidation, purchase and assumption of Irwin Union Bank and Trust Company or all or substantially all of its assets or otherwise.

          "TERMINATION EVENT" means the existence of any one or more of the following conditions:

          (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

          (b) subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

                                  ARTICLE II.

                 PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

          Section 2.01 AGREEMENT TO PURCHASE. Subject to the terms and conditions of this Agreement, the Transferor hereby sells, transfers, conveys, and assigns and the Depositor hereby purchases the Mortgage Loans.

          (a) Subject to Section 2.07, the Depositor and the Transferor have agreed upon which of the Transferor's Mortgage Loans are purchased by the Depositor pursuant to this Agreement, and the Transferor has prepared a Mortgage Loan Schedule. The Mortgage Loan Schedule is attached hereto as Exhibit A.

          (b) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Stroock & Stroock & Lavan LLP, New York at 10:00 a.m., New York time, on September 28 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

          Section 2.02 PURCHASE PRICE. On the Closing Date, as full consideration for the Transferor's sale of the Initial Mortgage Loans to the Depositor, the Depositor will deliver to the Transferor the Certificates together with an amount in cash equal to $456,370,201.78, payable in immediately available funds.

          Section 2.03 CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE. Effective as of the Closing Date, the Transferor hereby sells, transfers, assigns, sets over and conveys to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the Mortgage Loans, the insurance policies relating to each such Mortgage Loan, if any, and all right, title and interest in and to the proceeds of such insurance policies from and after the Closing Date.

          (a) Upon the sale of such Mortgage Loans, the ownership of each related Mortgage Note or Loan Agreement, each related Mortgage and the contents of the related Mortgage File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Transferor shall immediately vest in the Depositor. The contents of any Mortgage File in the possession of the Transferor at any time after such sale, and any scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date and received by the Transferor (excluding interest accruing on or prior to the Cut-Off Date, which shall be retained by the Transferor), shall be held in trust by the Transferor for the benefit of the Depositor as the owner thereof, and shall be promptly delivered by the Transferor to or upon the order of the Depositor.

          (b) Pursuant to the Sale and Servicing Agreement, the Depositor shall, on the Closing Date, irrevocably transfer, assign, set over and otherwise convey all of its right, title and interest in and to the applicable Mortgage Loans and all of its rights (exclusive of its obligations) under this Agreement to the Issuer and, pursuant to the Indenture, the Issuer will pledge all of its rights (exclusive of its obligations) under the Sale and Servicing Agreement to the Indenture Trustee for the benefit of the Noteholders.

          Section 2.04 DELIVERY OF MORTGAGE LOAN DOCUMENTS. Pursuant to the Mortgage Loan Sale Agreement, the Transferor has caused the Seller to deliver Mortgage Notes or Loan Agreements, Mortgages, assignments of Mortgage and other documents related to each Mortgage Loan (the "Mortgage Documents") to the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Depositor has caused the Indenture Trustee to issue certain acknowledgements of receipt and other certifications relating to the Mortgage Documents.

          Section 2.05 TRANSFER OF MORTGAGE LOANS; ASSIGNMENT OF AGREEMENT. The Transferor hereby acknowledges and agrees that the Depositor, in accordance with the Sale and Servicing Agreement, may transfer the Mortgage Loans and assign its interest in this Agreement to the Issuer and the Indenture Trustee as may be required to effect the purposes of the Sale and Servicing Agreement, without further notice to, or consent of, the Transferor, and the Issuer or the Indenture Trustee shall succeed to such of the rights and obligations of the Depositor as shall be so assigned.

          Section 2.06 EXAMINATION OF MORTGAGE. Prior to the Closing Date, the Transferor shall make the Mortgage Files available to the Depositor or its designee for examination at the Transferor's offices or at such other place as the Transferor shall reasonably specify. The Depositor or its designee may make such examination at any time on or before the Closing Date. If the Depositor or its designee makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule and may be replaced, prior to the Closing Date by substitute Mortgage Loans acceptable to the Depositor. The Depositor may, at its option and without notice to the Transferor, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.

          Section 2.07 BOOKS AND RECORDS. The sale of each Mortgage Loan shall be reflected on the Transferor's accounting and other records, balance sheet and other financial statements as a sale of assets by the Transferor to the Depositor.

          Section 2.08 COST OF DELIVERY AND RECORDATION OF DOCUMENTS. The costs relating to the delivery and recordation of the documents referred to in Section
2.04 and specified in Article II of the Mortgage Loan Sale Agreement in connection with the Mortgage Loans shall be borne by the Transferor.

          Section 2.09 INFORMATION IN PROSPECTUS SUPPLEMENT. The Transferor and the Depositor shall agree on the information relating to such parties and their respective Affiliates to be included in the Prospectus Supplement, including financial information and information regarding the status of such parties and such Affiliates with respect to any regulatory body or entity, and the presentation of such information in the Prospectus Supplement. In connection therewith, each party shall promptly inform the other party hereto of any information it reasonably wishes to include or exclude from the Prospectus Supplement, and upon being so informed, the parties shall use their best efforts to mutually agree as promptly as possible upon the presentation and content of the information to be included in the Prospectus Supplement. The Depositor shall keep confidential any information regarding the Transferor or its respective Affiliates that has been delivered into the Depositor's possession and that is not otherwise publicly available; provided, that such information shall not be kept confidential, and the right to require confidentiality under any confidentiality agreement shall be waived, to the extent the parties hereto agree to include such information in the Prospectus Supplement.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

          Section 3.01 REPRESENTATIONS AND WARRANTIES AS TO THE TRANSFEROR. The Transferor hereby represents and warrants to the Depositor and Indenture Trustee as of the Closing Date that:

          (a) Transferor is a corporation duly organized and validly existing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is duly licensed and qualified in each such state that requires licensing or qualification in order to conduct business of the type conducted by the Transferor and to perform its obligations as the Transferor hereunder, and in any event the Transferor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan; the Transferor has the full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Transferor and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Transferor; and all requisite corporate action has been taken by the Transferor to make this Agreement valid and binding upon the Transferor in accordance with its terms;

          (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of or compliance by the Transferor with this Agreement or the sale of the Mortgage Loans pursuant to the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (c) Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Transferor or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, has or will conflict with or result in a breach of any of the terms, conditions or provisions of the Transferor's charter or by-laws or any legal restriction or any agreement or instrument to which the Transferor is now a party or by which it is bound or to which its property is subject, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Transferor or its property is subject, or impair the ability of the Depositor to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) Neither this Agreement nor any statement, report or other document prepared by the Transferor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

          (e) Except as disclosed in the Prospectus Supplement, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Transferor, threatened before a court, administrative agency or government tribunal against the Transferor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Transferor, or in any material impairment of the right or ability of the Transferor to carry on its business substantially as now conducted, or in any material liability on the part of the Transferor, or which would draw into question the validity of this Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Transferor contemplated herein, or which would materially impair the ability of the Transferor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

          (f) The Transferor is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Transferor and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Transferor or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any subservicing agreement;

          (g) Upon the receipt of each Mortgage File by the Indenture Trustee as ultimate assignee of the Depositor under the Sale and Servicing Agreement, the Depositor or the Indenture Trustee will have good title to each related Mortgage Loan free and clear of any lien created by the Transferor (other than liens which will be simultaneously released);

          (h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Transferor, and the transfer, assignment and conveyance of the Mortgage Notes, Loan Agreements and the Mortgages by the Transferor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions or any federal or state regulations applicable to a banking corporation in effect in any applicable jurisdiction;

          (i) With respect to any Mortgage Loan purchased by the Transferor, the Transferor acquired title to the Mortgage Loan in good faith, without notice of any adverse claim not otherwise disclosed to the Depositor;

          (j) The Transferor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Transferor is solvent and the sale of the Mortgage Loans by the Transferor pursuant to the terms of this Agreement will not cause the Transferor to become insolvent. The sale of the Mortgage Loans by the Transferor pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Transferor's creditors;

          (k) The Mortgage Loans are not intentionally selected by the Transferor for sale to the Depositor in a manner so as to affect adversely the interests of the Depositor or of any transferee of the Depositor (including the Indenture Trustee);

          (l) The Transferor has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor other than to the Depositor or an affiliate thereof; and

          (m) The consideration received by the Transferor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

          Section 3.02 REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. As to each Mortgage Loan (and the related Mortgage, Mortgage Notes or Loan Agreements, as applicable, Assignments and Mortgaged Property, and including any Subsequent Mortgage Loans), Transferor shall be deemed to make the following representations and warranties to Depositor and Indenture Trustee as of the Closing Date.

          (a) With respect to any Mortgage Loan, the information set forth in the Mortgage Loan Schedule for the Mortgage Loan is true and correct in all material respects;

          (b) The Mortgage Loans are not assigned or pledged, and Transferor is the sole owner and holder of the Mortgage Loans free and clear of any and all Liens (other than Permitted Liens) and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the Mortgage Loans, to sell, assign and transfer the same;

          (c) None of the Mortgage Documents is assigned or pledged, and Transferor is the sole owner and holder of the Mortgage Loans free and clear of any and all Liens (other than Permitted Liens), and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the Mortgage Loans, to sell, assign and transfer the same;

          (d) To the best of Transferor's knowledge, the related Mortgages create a valid and subsisting first or more junior lien with respect to each Mortgaged Property; and as of the Cut-Off Date, such Mortgaged Property is free and clear of all encumbrances and Liens having priority over the first or more junior lien, as applicable, of such Mortgage, except for Permitted Liens;

          (e) To the best of Transferor's knowledge, there is no valid offset, defense or counterclaim of any Mortgagor under any Mortgage Document;

          (f) Other than amounts that constitute Permitted Liens, to the best of Transferor's knowledge, there is no delinquent recording or other tax, fee or assessment lien against any of the Mortgaged Properties;

          (g) To the best of Transferor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Properties, and such Mortgaged Properties are free of material damage;

          (h) Other than amounts that constitute Permitted Liens, to the best of Transferor's knowledge, no mechanics' or similar liens have been filed for work, labor or materials affecting any of the Mortgaged Properties that are or may become liens prior or equal to the liens of the related Mortgages;

          (i) No monthly payment of principal or interest is more than 59 days delinquent (measured on a contractual basis);

          (j) The Mortgage Files contain each of the documents and instruments specified to be included therein;

          (k) The Mortgage Documents at origination complied in all material respects with applicable state and federal laws, including usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans;

          (l) On the Closing Date, with respect to the Mortgage Loans, Transferor has filed UCC-1 financing statements naming Transferor as debtor/seller and Depositor as secured party/purchaser with respect to the Mortgage Loans;

          (m) A property profile, title search, limited coverage policy or title insurance policy was obtained with respect to each Mortgage Loan, to the extent consistent with the normal credit and underwriting policies of Seller;

          (n) Reserved.

          (o) As of any Subsequent Transfer Date, taking into account the Subsequent Mortgage Loans being transferred, no more than 45% (by aggregate Principal Balance) of the Mortgage Loans in Group II and no more than 45% (by aggregate Principal Balance) of all of the Mortgage Loans in Groups I, II and III constitute "real estate mortgages" for the purposes of Treasury Regulation ss. 301.7701(i)-1(d) under the Code. For this purpose a Mortgage Loan constitutes a "real estate mortgage" if it satisfies either test set out in paragraph (i) or paragraph (ii) below:

               (i) The fair market value of the interest in real property securing the obligation was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified). For purposes of this paragraph (a), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

               (ii) Substantially all of the proceeds of the obligation were used for one or more of the following purposes: (i) to acquire an interest in real property; (ii) to improve an interest in real property; or (iii) to protect an interest in real property, that, at the origination date, is the only security for the obligation. For this purpose only, substantially all of the proceeds of the obligations means two-thirds or more of the gross proceeds. For purposes of this paragraph (b), the use of the proceeds of the related Mortgage Loan to retire an existing lien against the related Mortgaged Property is considered use of the proceeds to protect an interest in real property;

          (p) No selection procedure reasonably believed by Transferor to be adverse to the interests of Depositor, the Indenture Trustee or the Noteholders was utilized in selecting the Mortgage Loans;

          (q) Transferor has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors;

          (r) The monthly principal and interest payment with respect to each Mortgage Loan that is not a HELOC is sufficient to pay accrued interest on and amortize the outstanding Principal Balance of such Mortgage Loan;

          (s) Each Mortgage Loan and the related Mortgage Documents is a legal, valid and binding obligation of the related Mortgagor, enforceable against the related Mortgagor, except as the enforceability thereof may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally;

          (t) To the best of Transferor's knowledge, there has been no default on any senior mortgage loan relating to a Mortgaged Property that has not been cured by a Person other than Transferor or an affiliate thereof;

          (u) Each Mortgage Loan assigned to Group I or Group II accrues interest at a fixed rate;

          (v) This Agreement constitutes a valid transfer and assignment to Depositor of all right, title and interest of Transferor in and to the outstanding principal balances with respect to the Mortgage Loans, all monies due or to become due with respect thereto, all proceeds of such outstanding principal balances, and all other property relating to such outstanding principal balances; and

          (w) To the best of Transferor's knowledge, no Mortgagor is insolvent or bankrupt.

          Section 3.03 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents, warrants and covenants to the Transferor, as of the date of execution of this Agreement and the Closing Date, that:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Transferor, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date; and

          (e) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Transferor, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

          Section 3.04 REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF A REPRESENTATION OR Warranty. Each of the representations and warranties contained in Sections 3.01 and 3.02 shall survive the purchase by the Depositor of the Mortgage Loans and the subsequent transfer thereof by the Depositor to the Issuer and by the Issuer to the Indenture Trustee and the delivery of the Notes to the Noteholders, and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Loan Agreements, as applicable and notwithstanding subsequent termination of this Agreement, the Mortgage Loan Sale Agreement or the Sale and Servicing Agreement.

          (a) With respect to any representation or warranty contained in
Section 3.01 or 3.02 hereof that is made to the best of the Transferor's knowledge, if it is discovered by the Depositor, the Master Servicer, any subservicer, the Indenture Trustee, or any Noteholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Transferor's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Transferor, the Depositor, the Master Servicer, any subservicer, the Indenture Trustee, or any Noteholder of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Noteholders, or which materially and adversely affects the interests of the Noteholders in the related Mortgage Loan (including Subsequent Mortgage Loans) in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the Person discovering such breach shall, pursuant to Section 2.08 of the Sale and Servicing Agreement, give prompt written notice to the others of such Persons. Subject to the next to last paragraph of this Section 3.04, within 120 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Transferor shall (i) promptly cure such breach in all material respects, or (ii) purchase such Mortgage Loan (including Subsequent Mortgage Loans) at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (1) all accrued and unpaid interest on such Principal Balance and (2) 30 days' interest on such Principal Balance, computed at the Mortgage Interest Rate, or (iii) cause the removal of such Mortgage Loan (or Subsequent Mortgage Loans) from the Trust Estate (in which case it shall become a Deleted Loan) and substitute one or more Eligible Substitute Mortgage Loans. Any such substitution shall be accompanied by payment by the Transferor of the Substitution Adjustment Amount, if any, to be deposited in the Collection Account pursuant to the Sale and Servicing Agreement.

          (b) As to any Deleted Loan for which the Transferor substitutes, or has caused to be substituted therefor, a Eligible Substitute Mortgage Loan or Loans, the Transferor shall effect, or shall cause to be effected, such substitution by delivering, or by causing the delivery of, to the Indenture Trustee a certification executed by a Servicing Officer of the Master Servicer and the Mortgage Documents for such Eligible Substitute Mortgage Loan or Loans. Pursuant to the Sale and Servicing Agreement, upon receipt by the Indenture Trustee of a certification of a Servicing Officer of the Master Servicer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Mortgage File, and the deposit of certain amounts in the Collection Account pursuant to the Sale and Servicing Agreement, the Indenture Trustee shall be required to release to the Master Servicer for release to the Transferor the related Mortgage File and shall be required to execute, without recourse, and deliver such instruments of transfer furnished by the Transferor as may be necessary to transfer such Mortgage Loan to the Transferor.

          (c) Pursuant to the Sale and Servicing Agreement, the Master Servicer has agreed to deposit in the Collection Account all payments received in connection with such Eligible Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Eligible Substitute Mortgage Loans on or before the date of substitution will be retained by the Transferor. The Trust Estate will own all payments received on the Deleted Loan on or before the date of substitution, and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. Pursuant to the Sale and Servicing Agreement, the Master Servicer shall be required to give written notice to the Indenture Trustee that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Loan from the terms of the Sale and Servicing Agreement and the substitution of the Eligible Substitute Mortgage Loan. The parties hereto agree to amend the Mortgage Loan Schedule accordingly. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of the Mortgage Loan Sale Agreement, the Sale and Servicing Agreement and this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Sections 3.01 and 3.02 herein. On the date of such substitution, the Transferor will remit, or will cause to be remitted, to the Master Servicer and pursuant to the Sale and Servicing Agreement the Master Servicer will deposit into the Collection Account the Substitution Adjustment Amount, if any.

          (d) It is understood and agreed that the obligations of the Transferor set forth in this Section 3.04 to cure, purchase or substitute for a defective Mortgage Loan as provided in this Section 3.04 constitute the sole remedies of the Depositor, the Indenture Trustee and the Noteholders respecting a breach of the foregoing representations and warranties.

          (e) Any cause of action against the Transferor relating to or arising out of the breach of any representations and warranties or covenants made in
Section 3.01 or 3.02 or this Section 3.04 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by any party and notice thereof to the Transferor, (ii) failure by the Transferor to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Transferor by the Depositor for all amounts payable in respect of such Mortgage Loan.

                                  ARTICLE IV.

                                 THE TRANSFEROR

          Section 4.01 Covenants of the Transferor. The Transferor covenants to the Depositor as follows:

          (a) The Transferor shall cooperate with the Depositor in making available all information and taking all steps reasonably necessary to permit accountants' letters to be delivered as necessary.

          (b) The Transferor agrees to satisfy or cause to be satisfied on or prior to the Closing Date, all of the conditions to the Depositor's obligations set forth in Section 5.01 hereof that are within the Transferor's (or its agents') control.

          (c) The Transferor hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Transferor as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor.

          Section 4.02 MERGER OR CONSOLIDATION. The Transferor will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement. The Transferor shall send notice of any merger or consolidation to the Depositor and any recipients designated by the Depositor.

          Section 4.03 INDEMNIFICATION. The Transferor agrees to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to
(i) the failure of the Transferor to perform its duties in compliance with the terms of this Agreement or (ii) any material misstatement or omission in the information contained in the Seller Information or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such captions. The Depositor shall immediately notify the Transferor if a claim is made by a third party with respect to this Agreement, and the Transferor shall have the right to assume the defense of any such claim and will pay or cause to be paid all expenses in connection therewith, including reasonable counsel fees, and will promptly cause to be paid, discharged and satisfied, any judgment or decree which may be entered against the Transferor or the Depositor in respect of such claim. Pursuant to the Indenture, the Indenture Trustee shall reimburse the Depositor in accordance with this Agreement for all amounts advanced by the Depositor in accordance with the preceding sentence except when the claim relates directly to the failure of the Transferor to perform its duties in compliance with the terms of this Agreement.

                                   ARTICLE V.

                              CONDITIONS OF CLOSING

          Section 5.01 CONDITIONS OF DEPOSITOR'S OBLIGATIONS. The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date and on each Subsequent Transfer Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

          (a) Each of the obligations of the Transferor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Transferor under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

          (b) The Mortgage Loans will be acceptable to the Depositor, in its reasonable discretion and the parties shall have agreed to the information to be disclosed in the Prospectus Supplement pursuant to Section 2.09.

          (c) The Indenture Trustee shall have delivered a receipt for the Mortgage Notes pursuant to the Sale and Servicing Agreement.

          (d) The Depositor shall have received the Mortgage Loan Schedule and an executed receipt acknowledging the delivery of consideration in exchange for the Mortgage Loans.

          (e) The Transferor shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

          Section 5.02 CONDITIONS OF TRANSFEROR'S OBLIGATIONS. The obligations of the Transferor under this Agreement shall be subject to the satisfaction, on the Closing Date of the following conditions:

          (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date.

          (b) The Transferor shall have received an executed receipt acknowledging delivery of the Mortgage Loans and the Mortgage Loan Schedule to the Indenture Trustee.

          (c) The Depositor shall have furnished the Transferor with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Transferor may reasonably request.

          Section 5.03 TERMINATION OF DEPOSITOR'S OBLIGATIONS. The Depositor may terminate its obligations hereunder by notice to the Transferor at any time before delivery of and payment of the purchase price for the Mortgage Loans if:
(a) any of the conditions set forth in Section 5.01 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, or for the winding up or liquidation of the affairs of the Transferor; (c) there shall have been the consent by the Transferor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to substantially all of the property of the Transferor; (d) any purchase and assumption agreement with respect to the Transferor or the assets and properties of the Transferor shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                                  ARTICLE VI.

                                  MISCELLANEOUS

          Section 6.01 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at 245 Park Avenue, 4th Floor, New York, New York 10167, or to such other address as the Depositor may designate in writing to the Transferor and if to the Transferor, addressed to the Transferor at IHE Funding Corp. II, 500 Washington Street, Columbus, Indiana 47201,
Attention: Ellen Mufson, Esq. and Gloria Curry (with a copy to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq., 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583), or to such other address as the Transferor may designate in writing to the Depositor.

          Section 6.02 SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

          Section 6.03 AGREEMENT OF TRANSFEROR. The Transferor agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

          Section 6.04 SURVIVAL. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

          Section 6.05 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Section 6.06 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement; provided, however, that the Depositor may assign its rights hereunder without the consent of the Transferor.

          Section 6.07 CONFIRMATION OF INTENT; GRANT OF SECURITY INTEREST. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Transferor to the Depositor as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Transferor to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Transferor to the Depositor to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Transferor then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Transferor to the Depositor of, and the Transferor hereby does grant, a security interest in all of the Transferor's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property to secure a loan from the Depositor in the amount equal to the purchase price described in Section 2.02 hereof; (c) the possession by the Depositor of Mortgage Notes, Loan Agreements and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Transferor and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first or more junior priority under applicable law and will be maintained as such throughout the term of this Agreement.

          Section 6.08 COSTS. The Transferor shall pay all of its own expenses, including out-of-pocket expenses and attorneys' fees. The Transferor shall pay the fees of the Rating Agencies. In addition, in the event this Agreement is terminated, the Transferor shall reimburse the Depositor, the Depositor's reasonable out-of-pocket expenses, including attorneys' fees and costs related to any examination by Depositor of the Mortgage Files.

          Section 6.09 MISCELLANEOUS. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 6.10 AMENDMENTS. This Agreement may be amended from time to time by the parties hereto (i) to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Certificateholders or Noteholders or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Certificateholder or Noteholder and (ii) an Opinion of Counsel is delivered to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder or Noteholder or (B) to the extent affected thereby, with the consent of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the Percentage Interests of the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

          Promptly after the execution of any such amendment or consent, the Depositor and Transferor shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee. It shall not be necessary for the consent of the Certificateholder or Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder or Noteholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee may prescribe from time to time.

          Section 6.11 THIRD PARTY BENEFICIARIES. The Transferor intends that the Indenture Trustee is a third party beneficiary of each of the Transferor's representations and warranties and covenants stated herein.

          Section 6.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF THE CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 6.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties to this Purchase and Sale Agreement have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                     BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                         as Depositor

                                     By  ________________________
                                         Name:
                                         Title:



                                     IHE FUNDING CORP. II,
                                         as Transferor

Attest: _________________            By: _____________________
Name:                                    Name:
Title:                                   Title: